EXECUTION COPY

             AMENDMENT NO. 6 TO PURCHASE AGREEMENT


                    This AMENDMENT NO. 6 TO PURCHASE
               AGREEMENT (this "AMENDMENT") is made and entered into as of July 13, 2001, by and between CONOPCO, INC., a New York corporation ("CONOPCO"), and ELIZABETH ARDEN, INC. (formerly French Fragrances, Inc.), a Florida corporation ("PURCHASER").


                     W I T N E S S E T H

          WHEREAS Conopco and Purchaser wish to amend certain provisions of the Purchase Agreement dated as of October 30, 2000, by and between Conopco and Purchaser, as amended previously by Amendment No. 1 to the Purchase
Agreement dated as of December 11, 2000, Amendment No. 2 to the Purchase Agreement dated as of January 23, 2001,
Amendment No. 3 to the Purchase Agreement dated as of February 7, 2001, Amendment No. 4 to the Purchase Agreement dated as of February 21, 2001, and Amendment No. 5 to the Purchase Agreement dated as of April 19, 2001 (as so amended, the "PURCHASE AGREEMENT").

          NOW, THEREFORE, for good and valuable
consideration, the receipt and legal sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

          1.  In accordance with the provisions of Section
12.1 of the Purchase Agreement, Section 10.1(b) of the
Purchase Agreement is hereby amended by adding to it, following the third sentence thereof, the following additional sentences:

"Purchaser shall also offer employment, effective as of the first day of the month following the month in which the closing of the Acquisition (as defined in the Asset Purchase Agreement dated as of July 13, 2001, between Conopco and CEI-Roanoke, Inc.) (the "Roanoke Closing") occurs, to those employees of Conopco listed on Schedule A to Amendment No. 6 to this Agreement dated as of July 13, 2001 (the "Additional Employees"). The date on which the Roanoke Closing occurs is referred to in this Agreement as the "Roanoke Closing Date". The Additional Employees shall be considered Leased Employees during the period commencing on the Roanoke Closing Date and terminating at the close of business on the last day of the month in which the Roanoke Closing occurs (the "Relevant Period"). During the Relevant Period, the
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terms of the Employee Lease Agreement dated as of
January 23, 2001, by and among Conopco and Purchaser, shall apply with respect to the Additional Employees, except that any terms thereof which require a termination of the Lease Period with respect to the Additional Employees prior to the termination of the Relevant Period shall be construed as instead requiring a termination at the end of the Relevant Period. All Additional Employees who accept Purchaser's offer of employment shall also be considered Transferred Employees, effective as of the first day of the month following the month in which the Roanoke Closing occurs."

          2. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Purchase
Agreement.

          3. Except as otherwise expressly modified by this Amendment, all terms and provisions of the Purchase Agreement shall be and shall remain unchanged and the Purchase Agreement is hereby ratified and confirmed and shall be and shall remain in full force and effect, enforceable in accordance with its terms. Any reference in the Purchase Agreement, or in any documents required thereunder or annexes or schedules thereto, referring to the Purchase Agreement shall be deemed to refer to the Purchase Agreement as amended by this Amendment.

          4. This Amendment and any disputes arising under or related hereto (whether for breach of contract, tortious conduct or otherwise) shall be governed and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles. Each of the parties hereto waives to the fullest extent permitted by law any right to trial by jury in any action, suit or proceeding brought to enforce, defend or interpret any rights or remedies under, or arising in connection with or relating to, this Amendment.

          5. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party hereto.


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     IN WITNESS WHEREOF, each of the parties hereto has
caused this Amendment to be executed on its behalf by its officers or representatives thereunto duly authorized, all as of the date first above written.


                            CONOPCO, INC.,


                               by /s/ Mart Laius
                                  --------------
                                  Name:  Mart Laius
                                  Title: Vice President


                            ELIZABETH ARDEN, INC.,


                               by /s/ Oscar E. Marina
                                  -------------------
                                  Name:  Oscar E. Marina, Esq.
                                  Title: General Counsel